UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NeoGenomics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEOGENOMICS, INC.

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913

Dear Stockholder:

You are invited to attend the 2013 Annual Meeting of Stockholders of NeoGenomics, Inc. which will be held on Thursday, June 6, 2013, 10:00 a.m., local time, at the Hyatt Coconut Point Resort at 5001 Coconut Road, Bonita Springs, Florida 34134.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

/s/ Douglas M. VanOort

Douglas M. VanOort

Chief Executive Officer

May 8, 2013

May 8, 2013

12701 Commonwealth Drive Suite 9

Fort Myers, Florida 33913

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This proxy statement is dated May 8, 2013 and is going to be first mailed to stockholders of NeoGenomics, Inc. on or about May 10, 2013. This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 6, 2013.

The proxy statement and 2012 annual report to stockholders are available at www.proxyvote.com.

i

NEOGENOMICS, INC.

PROXY STATEMENT FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS

NeoGenomics, Inc. (“we,” “us,” “our,” “NeoGenomics,” or the “Company”) is providing these proxy materials in connection with the 2013 Annual Meeting of Stockholders of NeoGenomics, Inc. (the “2013 Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2013 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

Q:	When and where is the 2013 Annual Meeting?

A:	The 2013 Annual Meeting is being held at the Hyatt Coconut Point Resort located at 5001 Coconut Road, Bonita Springs, Florida 34134, at 10:00 a.m., local time on June 6, 2013. Driving directions to the 2013 Annual Meeting may be obtained by contacting the Company at (866) 776-5907.

Q:	Who is entitled to vote at the 2013 Annual Meeting?

A:	Holders of NeoGenomics, Inc. common stock at the close of business on April 22, 2013, the record date for the 2013 Annual Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2013 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2013 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about May 8, 2013.

As of the close of business on the Record Date, there were 48,703,663 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	Who can attend the 2013 Annual Meeting?

A:	Admission to the 2013 Annual Meeting is limited to:

•	stockholders as of the close of business on the Record Date, April 22, 2013;

•	holders of valid proxies for the 2013 Annual Meeting; and

•	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2013 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2013 Annual Meeting?

A:	The presence in person or by proxy of persons entitled to vote a majority of shares of our common stock at the 2013 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2013 Annual Meeting for purposes of determining whether there is a quorum, if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2013 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2013 Annual Meeting?

The stockholders will vote on the following proposals:

•

Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office for a one (1) year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

•	Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. An advisory vote on the compensation paid to our named executive officers.

•

Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. An advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.

•	Proposal 4. Approval of Amendment of the Employee Stock Purchase Plan. To approve the amendment of our Employee Stock Purchase Plan.

•	Proposal 5. Approval of Amendment of the Amended and Restated Equity Incentive Plan. To approve the amendment of our Amended and Restated Equity Incentive Plan.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

•	Proposal 1. Election of Directors. The six (6) nominees receiving the highest number of votes will be elected.

•

Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. The compensation paid to our named executive officers will be considered approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

•

Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. If the majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years) such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers.

•

Proposal 4. Approval of Amendment of the Employee Stock Purchase Plan. The amendment of our Employee Stock Purchase Plan will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

•

Proposal 5. Approval of Amendment of the Amended and Restated Equity Incentive Plan. The amendment of our Amended and Restated Equity Incentive Plan will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

•

“FOR” the six (6) directors nominated by our Board as directors, each to serve until the 2014 annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;

•	“FOR” the approval of the proposal regarding the compensation paid to our named executive officers;

•	“EVERY THREE (3) YEARS” for the proposal regarding the frequency of future advisory votes on the compensation paid to our named executive officers;

•	“FOR” the amendment of our Employee Stock Purchase Plan; and

•	“FOR” the amendment of our Amended and Restated Equity Incentive Plan.

Q:	How do I vote?

A:	You may vote by any of the following methods:

•

In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2013 Annual Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

•

By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

•	By internet or telephone. You may also vote over the internet at www.proxyvote.com or vote by telephone at 1-800-690-6903. Please see proxy card for voting instructions.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to NeoGenomics, Inc., 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, Attention: Jerome Dvonch, Corporate Secretary, or by submitting another proxy card before the conclusion of the 2013 Annual Meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you: sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our named executive officers (“Proposal 2”), the advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 3”), the approval of the amendment of our Employee Stock Purchase Plan (“Proposal 4”), and the approval of the amendment of our Amended and Restated Equity Incentive Plan (“Proposal 5”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, 4 and 5.

Q:	Could other matters be decided at the 2013 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2013 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2013 Annual Meeting for consideration, the proxy holders for the 2013 Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2013 Annual Meeting?

A:	If you have any questions about the 2013 Annual Meeting, would like to obtain directions to be able to attend the 2013 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (239) 786-0600.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

At the 2013 Annual Meeting, a board of six (6) directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

Douglas M. VanOort, age 57. Mr. VanOort has served as the Chairman of the Board and Chief Executive Officer of NeoGenomics since October 28, 2009. Prior to that he served as Chairman of the Board, Executive Chairman and Interim Chief Executive Officer from March 2009 to October 2009. He has been an Operating Partner with Summer Street Capital Partners since 2004 and a Founding Partner of Conundrum Capital Partners since 2000. From 1995 to 1999, he served as the Senior Vice President Operations for Quest Diagnostics, Incorporated. During this period Quest Diagnostics grew to approximately $1.5 billion in annual revenues through both organic growth and mergers and acquisitions. From 1982 to 1995, Mr. VanOort served in various positions at Corning Incorporated and ultimately held the position of Executive Vice President and CFO of Corning Life Sciences, Inc. In 1995, Corning Incorporated spun off Corning Life Sciences, Inc. into two companies, Quest Diagnostics and Covance, Inc. Mr. VanOort serves as a member of the board of directors of several privately held companies. In addition, since 2000, Mr. VanOort is the Co-Owner of Vision Ace Hardware, LLC, a retail hardware chain. Mr. VanOort is a graduate of Bentley University.

Steven C. Jones, age 50. Mr. Jones has served as a director of NeoGenomics since October 2003, as Executive Vice President of Finance since November 30, 2009, and as Chief Compliance Officer since February 7, 2013. Mr. Jones served as Chief Financial Officer of the Company from October 2003 until November 30, 2009. He is a Managing Director in Medical Venture Partners, LLC, a venture capital firm established in 2003 for the purpose of making investments in the healthcare industry. Mr. Jones is also the founder and Chairman of the Aspen Capital Group and has been President and Managing Director of Aspen Capital Advisors since January 2001. Prior to that Mr. Jones was a chief financial officer at various public and private companies and was a Vice President in the Investment Banking Group at Merrill Lynch & Co. Mr. Jones received his B.S. degree in Computer Engineering from the University of Michigan in 1985 and his MBA degree from the Wharton School of the University of Pennsylvania in 1991. He also serves as Chairman of the Board of T3 Communications, Inc. and Chairman of the Board of SpinaDyne, Inc.

Michael T. Dent M.D., age 48. Dr. Dent is our founder and a director. Dr. Dent was our President and Chief Executive Officer from June 2001, when he founded NeoGenomics, until April 2004. From April 2004 until April 2005, Dr. Dent served as our President and Chief Medical Officer. Dr. Dent founded the Naples Women’s Center in 1996 and continues his practice to this day. He received his training in Obstetrics and Gynecology at the University of Texas in Galveston. He received his M.D. degree from the University of South Carolina in Charleston, S.C. in 1992 and a B.S. degree from Davidson College in Davidson, N.C. in 1986. He is a member of the American Association of Cancer Researchers and a Diplomat and Fellow of the American College of Obstetricians and Gynecologists.

Kevin C. Johnson, age 58. Mr. Johnson is currently serving on the Board of Directors of Precision Therapeutics, a private company, United Allergy Services, Inc., a private company and ClearPath Diagnostics, a private company. From May 1996 until January 2003, Mr. Johnson was Chairman, Chief Executive Officer and President of DIANON Systems, Inc., a publicly-traded cancer diagnostic services company providing anatomic pathology and molecular genetic testing services to physicians nationwide. During that time, DIANON grew annual revenues from approximately $56 million in 1996 to approximately $200 million in 2002, and DIANON’s market capitalization grew from $45 million to approximately $600 million when it was sold to Laboratory Corporation of America (NYSE: LH) in January of 2003. Prior to joining DIANON in 1996, Mr. Johnson was employed by Quest Diagnostics and Quest’s predecessor, the Life Sciences Division of Corning, Incorporated, for 18 years, and held numerous management and executive level positions.

Raymond R. Hipp, age 70. Mr. Hipp is a retired senior executive that has been involved in consulting work over the last few years involving mergers and acquisitions as well as being a member of a number of public company boards of directors. From July 1998 until his retirement in June 2002, Mr. Hipp served as Chairman, President and CEO of Alternative Resources Corporation, a provider of information technology outsourcing services. From August 1996 until May 1998, Mr. Hipp was the Chief Executive Officer of ITI Marketing Services, a provider of marketing services. Prior to that, Mr. Hipp held senior executive positions with several other firms. Mr. Hipp has a B.S. from Southeast Missouri State University. Mr. Hipp is a director and serves on the audit committee for Gardner Denver, Inc. (NYSE: GDI), an industrial manufacturing company.

William J. Robison, age 77. Mr. Robison, who is retired, spent his entire forty-one (41) year career with Pfizer, Inc. At Pfizer, he rose through the ranks of the sales organization and became Senior Vice President of Pfizer Labs in 1986. In 1990, he became General Manager of Pratt Pharmaceuticals, a then new division of the U.S. Pharmaceuticals Group, and in 1992 he became the President of the Consumer Health Care Group. In 1996 he became a member of Pfizer’s Corporate Management Committee and was promoted to the position of Executive Vice President and head of Worldwide Corporate Employee Resources. Mr. Robison retired from Pfizer in 2001 and currently serves on the Board of Directors of MWI Veterinary Supply Company, Inc. (NASD: MWIV). He is also on the board of trustees of University of Louisiana – Monroe. Mr. Robison was previously a board member and an executive committee member of the USO of Metropolitan New York, Inc., the Human Resources Roundtable Group, the Pharmaceutical Human Resource Council, the Personnel Round Table, and the Employee Relations Steering Committee for The Business Round Table.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Dr. Dent, Mr. Johnson, Mr. Hipp and Mr. Robison is independent. The Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

Director Nominations. Our Board does not have a standing Nominating Committee. As opposed to delegating such functions to a sub-group of the Board, it has been the Company’s preference to involve all of the Board members in the nomination process. All of the members of the Board consider and recommend candidates for election to the Board and nominees for committee memberships and committee chairs.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations For Board Candidates.”

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company has determined to have the same individual, Douglas VanOort, serve as Chief Executive Officer and Chairman of the Board. The Board does not have or appoint a lead independent director.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

The Board and Board Committees

The Board. The Board met five (5) times for regular meetings during 2012. Four (4) of such meetings were regularly scheduled meetings and the other special board meetings and telephonic calls were held as needed. During 2012, each incumbent director attended 75% or more of the Board and applicable committee meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders. We did not hold an annual meeting of stockholders in 2012.

The Board currently has three (3) standing committees: the Audit Committee, the Compensation Committee and the Compliance Committee. The Board does not have a Nominating Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee	Compliance Committee
Steven C. Jones			X (Chair)
Kevin C. Johnson	X	X	X
William J. Robison		X (Chair)
Michael T. Dent	X	X	X
Raymond R. Hipp	X (Chair)

Audit Committee. The Audit Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met eight (8) times during 2012. The formal report of the Audit Committee is set forth beginning on page 11.

The Board has determined that Raymond Hipp is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Compensation Committee met six (6) times during 2012.

Compliance Committee. Our Compliance Committee is responsible for monitoring and administering our compliance with applicable laws and regulations related to our provision of medical related services. The Compliance Committee met four (4) times during 2012.

Stockholder Recommendations For Board Candidates

The Board will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our common stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Jerome Dvonch, Corporate Secretary.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to NeoGenomics, Inc., 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida, 33913, Attention: Jerome Dvonch, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

The six (6) nominees receiving the highest number of votes will be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of this Proposal 1.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and December 31, 2011 with management, Kingery & Crouse, P.A., the Company’s independent registered public accounting firm for the 2012 and 2011 fiscal years.

The Audit Committee has discussed with Kingery & Crouse, P.A. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Kingery & Crouse, P.A. its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2012 be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

Raymond R. Hipp (Chair)

Kevin C. Johnson

Michael T. Dent

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

Robert P. Gasparini, M.S., age 58. Mr. Gasparini has served as the Chief Scientific Officer of NeoGenomics since January 2005 and served as President and Chief Scientific Officer from January 2005 to May 2011. Prior to assuming the role of Chief Scientific Officer, Mr. Gasparini was a consultant to the Company beginning in May 2004. Prior to NeoGenomics, Mr. Gasparini was the Director of the Genetics Division for US Pathology Labs, Inc. (“US Labs”) from January 2001 to December 2004. During this period, Mr. Gasparini started the Genetics Division for US Labs and led the growth of annual revenues of this division to $30 million over a thirty (30) month period. Prior to US Labs, Mr. Gasparini was the Molecular Marketing Manager for Ventana Medical Systems from 1999 to 2001. Prior to Ventana, Mr. Gasparini was the Assistant Director of the Cytogenetics Laboratory for the Prenatal Diagnostic Center from 1993 to 1998 an affiliate of Massachusetts General Hospital and part of Harvard University. While at the Prenatal Diagnostic Center, Mr. Gasparini was also an Adjunct Professor at Harvard University. Mr. Gasparini is a licensed Clinical Laboratory Director and an accomplished author in the field of Cytogenetics. He received his BS degree from The University of Connecticut in Biological Sciences and his Master of Health Science degree from Quinnipiac University in Laboratory Administration.

George A. Cardoza, age 51. Mr. Cardoza has served as Chief Financial Officer of NeoGenomics since November 2009. Prior to that, from March 2008 to November 2009, Mr. Cardoza served as the Chief Financial Officer of Protocol Global Solutions, Inc., a privately held international marketing company. Mr. Cardoza also served as the Controller of Protocol Global Solutions from March 2006 to March 2008. From April 1991 to March 2006, Mr. Cardoza was employed by Quest Diagnostics Inc., a diagnostic testing, information and services company, in a number of positions, including the position of Controller – Central Region from 2001 to March 2006. At Quest Diagnostics Inc., Mr. Cardoza was responsible for overseeing all the financial operations of the Central Region, which had revenue of over $1.2 billion in 2006. Prior to his time with Quest Diagnostics Inc., he worked for Sony Music Entertainment Inc. and the Continental Grain Company in various financial roles. Mr. Cardoza received his B.S. from Syracuse University in finance and accounting and has received his M.B.A. from Michigan State University.

Robert H. Horel, age 48. Mr. Horel has served as Vice President of Sales and Marketing since May 2012. Mr. Horel joined NeoGenomics in December 2006 and served as the Regional Sales Director for NeoGenomics’ Southeastern Region up to the time of his appointment as Vice President. Prior to joining NeoGenomics, Mr. Horel held sales and marketing positions of increasing prominence with Ventana Medical Systems (a developer, manufacturer and marketer of certain medical tests and instruments), US Labs (an anatomic pathology and genetic testing laboratory), and Radiometer America (a medical testing and instrumentation company). Mr. Horel graduated from the United States Naval Academy in 1987, earning a Bachelor of Science Degree with Distinction in Mechanical Engineering, and he served as a pilot in the US Navy before beginning his business career in 1998.

Maher Albitar, M.D., age 58. Dr. Albitar has served as Chief Medical Officer and Director of Research and Development since January 2012. From 2008 to 2011, Dr. Albitar served as the Medical Director for Hematopathology and Oncology, Nichols Institute of Quest Diagnostics, and Chief R&D Director for Hematopathology and Oncology for Quest Diagnostics, a diagnostic testing, information and services company. From 2003 to 2008, Dr. Albitar served as the Director of Hematopathology for the Nichols Institute of Quest Diagnostics. From 2005 to 2011, Dr. Albitar also served as a Board member of Associated Diagnostics Pathologists, Inc. From 1991 to 2003, Dr. Albitar held various faculty positions at The University of Texas MD Anderson Cancer Center. Dr. Albitar previously served as the Chief Medical Officer of HDC. Dr. Albitar has also served as a consultant to multiple companies. Dr. Albitar received his medical degree in 1979 from Damascus Medical School in Damascus, Syria.

Mr. Steven A. Ross, age 49. Mr. Ross has served as Chief Information Officer of NeoGenomics since April 2013. Mr. Ross brings over 25 years of Technology leadership experience while most recently serving from 2003 to 2013, as the Vice President of Technology for Chico’s FAS, Inc. Chico’s is a multi-branded retailer, with over 1250 stores, an award winning eCommerce and Direct to consumer offering, and in excess of $2.5 billion in annual revenue. In addition to retail Mr. Ross has extensive Technology experience in the manufacturing, engineering, and financial sectors having served in a variety of management and consulting roles with Motorola, Directv, American Express, and Target. Mr. Ross has a Bachelor of Science Degree from New Mexico State University.

Edwin F. Weidig III, age 43. Mr. Weidig III has served as Director of Finance and Principal Accounting Officer since January 2012. Mr. Weidig served as the Company’s Corporate Controller from October 2007 until January 2012. Prior to that, from May 2005 to October 2007 he was a Division Controller for Meritage Homes Corporation (NYSE:MTH) in Fort Myers, Florida, and prior to that from January 1999 to May 2005 he worked in public accounting for a local firm in Fort Myers Florida and for the PricewaterhouseCoopers office in Boston, Massachusetts. Mr. Weidig earned his Bachelor of Science degree in Business Administration from Merrimack College. Mr. Weidig holds an active CPA license with the state of Massachusetts.

EXECUTIVE AND DIRECTOR COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances.

2012 Summary Compensation Table

The following summary compensation Table sets forth all compensation earned and accrued, in all capacities, during the fiscal years ended December 31, 2012 and 2011, by our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2012 (collectively, the “named executive officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Award	Option Award	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Douglas M. VanOort (1)	2012	$410,000	$203,000	$—	$235,497	$—	$—	$—	$848,497
Chief Executive Officer and Chairman of the Board	2011	$325,000	$175,000	$—	$86,274	$—	$—	$—	$586,274

Dr. Maher Albitar (2)	2012	$—	$98,775	$—	$286,349	$—	$—	$404,978	$790,102
Chief Medical Officer	2011	$—	$—	$—	$—	$—	$—	$—	$—

Robert P. Gasparini (3)	2012	$282,417	$69,500	$—	$—	$—	$—	$—	$351,917
Chief Scientific Officer	2011	$258,333	$57,700	$—	$21,692	$—	$—	$—	$337,725

(1)	See Item 8, Note H of the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) for a description on the valuation methodology of stock option awards and warrants. Mr. VanOort was granted warrants to purchase 625,000 shares of common stock and the stock compensation expense related to these warrants has been included in option awards.
(2)	Dr. Albitar acts as a consultant to the Company in his role as Chief Medical Officer as a result of the California Corporate Practice of Medicine restriction. As a result all payments to him in that role are included in All Other Compensation. See Item 8, Note H of the Financial Statements included in our Annual Report for a description on the valuation methodology of stock option awards. Dr. Albitar was granted warrants to purchase 200,000 shares of common stock and the stock compensation expense related to these warrants has been included in option awards.
(3)	See Item 8, Note H of the Financial Statements included in our Annual Report for a description on the valuation methodology of stock option awards.

Outstanding Equity Awards at Fiscal Year End

The Compensation Committee has been given the authority to set all performance metrics for the vesting of performance-based equity awards, and has the authority to adjust any target financial metrics used for such vesting if it deems it appropriate to do so. The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2012:

	Outstanding Equity Awards at Fiscal Year End
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards- Number of Securities Underlying Unexercised & Unearned Options	Option Exercise Price	Option Expiration Date
Douglas M. VanOort	—	800,000	(1)	—	$1.71	2/13/2017
Chief Executive Officer and Chairman of the Board of Directors	986,500	13,500		—	$0.80	3/15/2016

Robert P. Gasparini	575,000	—		175,000	0.25	1/1/2015
Chief Scientific Officer	100,000	—		50,000	1.47	2/13/2017
	584,000	—		200,000	0.80	3/12/2015
	150,000	—		50,000	0.62	2/9/2019

Dr. Maher Albitar	—	250,000	(1)	—	1.55	1/8/2017
Chief Medical Officer

(1)	Please see Note H of the consolidated financial statements included in our Annual Report for a vesting detail.

Director Compensation

Each of our non-employee directors is entitled to receive cash compensation. As of December 31, 2012 the reimbursement was as follows:

•	$6,250 for each calendar quarter served as director

•	$1,000 for each Board meeting attended in person

•	$500 for each Board meeting attended telephonically

•	$10,000 for each year for a committee Chairman

•	$500 per committee meeting attended in person

•	$250 per committee meeting attended telephonically

We also reimburse our directors for travel expenses incurred in connection with attendance at Board and Board committee meetings. The following table provides information concerning the compensation of our non-employee directors for the year ended December 31, 2012.

Name	Fees Earned or Paid In Cash	Stock Awards	Warrant/ Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael T. Dent (2)	$33,250	$11,241	$—	$—	$—	$—	$44,491

Steven C. Jones (1)	—	—	—	—	—	287,500	287,500

Kevin C. Johnson (2)	33,750	11,241	—	—	—	—	44,941

William J. Robison (2)	42,250	11,241	—	—	—	—	53,491

Raymond R. Hipp (2)	41,500	11,241	—	—	—	—	52,741

(1)	Other compensation for Mr. Jones reflects his consulting compensation for serving as our Executive Vice President of Finance.
(2)	On April 27, 2011, the Company granted 24,000 shares of restricted stock to each of the five non-officer directors of the Company for a total of 120,000 restricted shares. The stock award is for service on the Board only. Such restricted shares vest a rate of 2,000 shares per quarter on the last day of each calendar quarter beginning on June 30, 2011 and ending on March 31, 2014 so long as each director remains a member of the Board. The fair market value of each grant of restricted stock on award date was deemed to be $34,560 or $1.44 per share, which was the closing price of the Company’s common stock on the day before the grant as approved by the Board.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company is a party to employment contracts with several of its officers that contain commitments as detailed below.

On March 12, 2008, we entered into an employment agreement with Robert Gasparini, our Chief Scientific Officer, to extend his employment with the Company for an additional four (4) year term. This employment agreement was retroactive to January 1, 2008 and provides that it will automatically renew after the initial four year term for one year increments unless either party provides written notice to the other party of their intention to terminate the agreement ninety (90) days before the end of the initial term (or any renewal term). The employment agreement specifies an initial base salary of $225,000 per year with specified salary increases tied to achieving revenue goals. Mr. Gasparini is also entitled to receive cash bonuses for any given fiscal year in an amount equal to thirty percent (30%) of his base salary if he meets certain targets established by the Board. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the Chief Executive Officer and approved by the Board. In addition, Mr. Gasparini was granted 784,000 stock options at an exercise price of $0.80 and with a seven year term so long as Mr. Gasparini remains an employee of the Company. The vesting period for these options was complete as of December 31, 2012. Mr. Gasparini’s employment agreement also specifies that he is entitled to four (4) weeks of paid vacation per year and other insurance benefits. In the event that Mr. Gasparini is terminated without cause by the Company, the Company has agreed to pay Mr. Gasparini’s base salary and maintain his benefits for a period of one (1) year. This contract renewed automatically on January 1, 2013. Per the terms of the agreement Mr. Gasparini’s annual salary increased to $275,000 on January 1, 2012 and was increased in March 2013 to $280,000 per annum.

On March 16, 2009, the Company entered into an employment agreement with Douglas M. VanOort to employ Mr. VanOort in the capacity of Executive Chairman and interim Chief Executive Officer. Such employment agreement was amended on October 28, 2009 to appoint Mr. VanOort as Chairman and Chief Executive Officer (the employment agreement, as amended, hereafter, the “Employment Agreement”). The Employment Agreement had an initial term from March 16, 2009 through March 16, 2013, which subsequent to the initial term automatically renews for one year periods. Pursuant to the Employment Agreement, Mr. VanOort receives a base salary of $325,000 per year and is eligible to receive an annual cash bonus for any given fiscal year in an amount equal to sixty percent (60%) of his base salary if he meets certain goals established for him by the Compensation Committee of the Board. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the Compensation Committee. Mr. VanOort is also entitled to participate in all of the Company’s employee benefit plans and any other benefit programs established for officers of the Company. In the event that Mr. VanOort is terminated without cause by the Company, the Company has agreed to pay Mr. VanOort’s base salary and maintain his benefits for a period of a year.

The Employment Agreement also provides that Mr. VanOort was granted an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s Amended and Restated Equity Incentive Plan. The exercise price of such option is $0.80 per share. 500,000 shares of common stock subject to the option vest according to the following schedule (i) 200,000 shares vested on March 16, 2011; (ii) 12,500 shares vest each month beginning on April 16, 2011 until March 16, 2012; (iii) 8,000 shares vest each month beginning on April 16, 2012 until March 16, 2012 and (iv) 4,500 shares vest each month beginning on April 16, 2012 until March 16, 2013. 500,000 shares of common stock subject to the option vest based on the achievement of certain performance metrics by the Company. Any unvested portion of the option described above shall vest in the event of a change of control of the Company.

Either party may terminate Mr. VanOort’s employment with the Company at any time upon giving sixty (60) days’ advance written notice to the other party. The Company and Mr. VanOort also entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement in connection with the Employment Agreement.

On March 16, 2009, the Company and the Douglas M. VanOort Living Trust entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Douglas M. VanOort Living Trust purchased 625,000 shares of the Company’s common stock at a purchase price of $0.80 per share (the “Subscription Shares”). The Subscription Shares are subject to a two (2) year lock-up that restricts the transfer of the Subscription Shares; provided, however, that such lock-up shall expire in the event that the Company terminates Mr. VanOort’s employment. The Subscription Agreement also provides for certain piggyback registration rights with respect to the Subscription Shares. In addition to the Subscription Agreement, on March 16, 2009, the Company and Mr. VanOort entered into a Warrant Agreement (the “Warrant Agreement”) pursuant to which Mr. VanOort, subject to the vesting schedule described below, may purchase up to 625,000 shares of the Company’s common stock at an exercise price of $1.05 per share (the “Warrant Shares”). The Warrant Shares vest based on the following vesting schedule:

(i)	20% of the Warrant Shares vested immediately,

(ii)	20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $3.00 per share for 20 consecutive trading days,

(iii)	20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $4.00 per share for 20 consecutive trading days,

(iv)	20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $5.00 per share for 20 consecutive trading days and

(v)	20% of the Warrant Shares will be deemed to be vested on the first day on which the closing price per share of the Company’s common stock has reached or exceeded $6.00 per share for 20 consecutive trading days.

On February 14, 2012, Mr. VanOort annual was raised to $425,000 per year and was granted a supplemental non-qualified stock option to purchase 800,000 shares of common stock at an exercise price of $1.71 per share, which option has a five year term (the “Supplemental Options”). These Supplemental Options are scheduled to vest according to the passage of time with 200,000 shares vesting each year on the anniversary of the grant date for the first four (4) years after the grant.

In the event of a change of control of the Company in which the consideration payable to common stockholders of the Company in connection with such change of control has a deemed value of at least $4.00 per share, the Warrant Shares and the Supplemental Options shall immediately vest in full. In the event that Mr. VanOort resigns his employment with the Company or the Company terminates Mr. VanOort’s employment for “cause” at any time prior to the time when all Warrant Shares and Supplemental Options have vested, then the rights under the Warrant Agreement and the Supplemental Options with respect to the unvested portion of each will immediately terminate as of the date of termination.

On November 30, 2009, we entered into an employment agreement with George Cardoza, our Chief Financial Officer. Such employment agreement has an initial term from November 30, 2009 through November 29, 2013, which initial term automatically renews for one (1) year periods. The employment agreement specifies an initial base salary of $190,000 per year, which was subsequently increased to $237,000 per year in April 2012. Mr. Cardoza is also entitled beginning with the year ended December 31, 2010 to receive cash bonuses for any given fiscal year in an amount equal to thirty percent (30%) of his base salary if he meets certain goals established by the CEO and approved by the Board. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the CEO of the Company and approved by the Board. In addition, Mr. Cardoza was granted 150,000 stock options at an exercise price of $1.55 and with a five (5) year term so long as Mr. Cardoza remains an employee of the Company. These options are scheduled to vest according to the passage of time. Mr. Cardoza’s employment agreement also specifies that he is entitled to four (4) weeks of paid vacation per year and other insurance benefits. In the event that Mr. Cardoza is terminated without cause by the Company, the Company has agreed to pay Mr. Cardoza’s base salary and maintain his benefits for a period of six (6) months. On April 14, 2011 Mr. Cardoza was granted an additional option to purchase 100,000 shares of common stock at an exercise price of $1.46 per share. Such option has a five (5) year term and vests 25,000 shares per year on the anniversary of the grant date for the first four (4) years after the grant. In the event of a change of control of the Company, all of Mr. Cardoza’s unvested options shall immediately vest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 16, 2013, with respect to each person known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding common stock, each director and officer of the Company and all directors and executive officers of the Company as a group. The Company has no other class of equity securities outstanding other than common stock.

Title of Class	Name And Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership (1)	Percent Of Class (1)
Common	Aspen Select Healthcare, LP (2) 1740 Persimmon Drive, Suite 100 Naples, Florida 34109	8,220,347	16.9%

Common	Steven C. Jones (3) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	9,505,040	19.3%

Common	Michael T. Dent, M.D. (4) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	1,662,550	3.4%

Common	Douglas M. VanOort (5) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	2,262,556	4.5%

Common	Robert P. Gasparini (6) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	1,409,000	2.8%

Common	Raymond R. Hipp c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	259,714	*

Common	Kevin C. Johnson c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	90,667	*

Common	William J. Robison (7) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	168,713	*

Common	George A. Cardoza (8) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	258,589	*

Common	Maher Albitar, M.D. (9) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	62,500	*

Title of Class	Name And Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership (1)	Percent Of Class (1)
Common	Robert Horel (10) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	109,000		*

Common	Edwin Weidig III (11) c/o NeoGenomics, Inc. 12701 Commonwealth Blvd, Suite 5 Fort Myers, FL 33913	29,999		*

Common	Directors and Officers as a Group	15,818,328	29.9

Common	Abbott Laboratories, Inc. 100 Abbott Park Road Dept. 322, Bldg. AP6A-2 Abbott Park, Illinois 60064-6049	3,500,000	7.2

Common	Kinderhook Partners, LP (13) 1 Executive Drive, Suite 160 Fort Lee, NJ 07024	4,848,334	10.0

Common	1837 Partners, LP., 1837 Partners, QP,LP., and 1837 Partner Ltd. (1837 RMB Managers, LLC and affiliates) 115 South LaSalle St., 34th Floor Chicago, IL 60603 (14)	4,204,232	8.6

*	Less than one percent (1%)
(1)	The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within sixty (60) days of April 16, 2013, through the exercise of any stock option or other right. As of April 16, 2013 48,697,197 shares of the Company’s common stock were outstanding. As of April 16, 2013 Mr. Steven A. Ross was not an officer of NeoGenomics, Inc. and as such he is not included in this beneficial ownership table.
(2)	Aspen Select Healthcare, LP (Aspen) has direct ownership of 3,712,969 shares. Also includes 4,507,378 shares to which Aspen has received a voting proxy. The general partner of Aspen is Medical Venture Partners, LLC, an entity controlled by Steven C. Jones.
(3)	Steven C. Jones, Executive Vice President – Finance and director of the Company, has direct ownership of 346,615 shares and warrants exercisable within sixty (60) days of April 16, 2013 to purchase an additional 450,000 shares. Totals for Mr. Jones also include (i) 129,412 shares owned by Aspen Opportunity Fund, LP, an investment partnership that Mr. Jones controls, (ii) 50,476 shares owned by Jones Network, LP, a family limited partnership that Mr. Jones controls, (iii) 190,000 shares owned by the Steven & Carisa Jones Defined Benefit Pension Plan & Trust (iv) warrants exercisable within sixty (60) days of January 25, 2013 to purchase 83,333 shares that are owned by Gulf Pointe Capital, LLC, a company that Mr. Jones controls, and (v) 34,857 shares held in certain individual retirement and custodial accounts. In addition, as the Managing Member of the general partner of Aspen, he has the right to vote all shares controlled by Aspen, thus all Aspen shares have been added to his total (see Note 2).
(4)	Michael T. Dent, M.D. is a director of the Company. Dr. Dent’s beneficial ownership includes 1,228,050 shares held in trusts for the benefit of Dr. Dent’s children (of which Dr. Dent and his attorney are the sole trustees) and options exercisable within sixty (60) days of April 16, 2013 to purchase 400,000 shares. Dr. Dent’s beneficial ownership also includes 34,500 shares owned directly by Dr. Dent or jointly with his spouse.

(5)	Douglas M. VanOort, the Chairman and CEO of the Company, has direct ownership of 812,556 shares, warrants exercisable within sixty (60) days of April 16, 2013 to purchase 250,000 shares of stock and options exercisable within sixty days of April 16, 2013 to purchase 1,200,000 shares.
(6)	Robert P. Gasparini, Chief Scientific Officer of the Company, has options exercisable within sixty (60) days of April 16, 2013 to purchase 1,409,000 shares.
(7)	William J. Robison, a director of the Company, has direct ownership of 168,713 shares.
(8)	George A. Cardoza, Chief Financial Officer, has direct ownership of 71,089 shares and options exercisable within sixty (60) days of April 16, 2013 to purchase 187,500 shares.
(9)	Dr. Maher Albitar, Chief Medical Officer, joined the Company in January 2012 and 62,500 options are exercisable within sixty (60) days of April 16, 2013.
(10)	Robert Horel, Vice President of Sales and Marketing, has options exercisable within 60 days of April 16, 2013 to purchase 109,000 shares.
(11)	Edwin F. Weidig, III, Principal Accounting Officer, has options exercisable within 60 days of April 16, 2013 to purchase 29,999 shares.
(12)	The total number of shares listed eliminates double counting of shares that may be beneficially attributable to more than one person.
(13)	As set forth on a Schedule 13G jointly filed with the SEC on February 14, 2012 by Kinderhook Partners, L.P. (the “Partnership”), Kinderhook GP, LLC (the “General Partner”), Stephen J. Clearman and Tushar Shah. Stephen J. Clearman and Tushar Shah are co-managing members of Kinderhook GP, LLC, the General Partner of Kinderhook Partners, L.P., and as a result, Mr. Clearman and Mr. Shah may be deemed to control such entities. In addition, Mr. Clearman and Mr. Shah are co-managing members of Kinderhook Capital Management, LLC, the investment adviser (the “Investment Advisor) of the Partnership, responsible for making investment decisions with respect to the Partnership. Accordingly, Mr. Clearman and Mr. Shah may be deemed to have a beneficial interest in the shares of common stock listed by virtue of their indirect control of the Partnership’s, General Partner’s, and Investment Adviser’s power to vote and/or dispose of such shares of common stock. The Partnership, the General Partner, Mr. Clearman and Mr. Shah disclaim beneficial ownership of the shares of the listed shares of common stock except to the extent of their pecuniary interest, if any, therein.
(14)	1837 RMB Managers, LLC and its affiliates have direct ownership of 4,204,232 shares. 1837 RMB Managers, LLC acts as the general partner and makes all the investment decisions for 1837 Partners LP., 1837 Partners QP, LP and 1837 Partners LTD who own the shares listed. Shares listed also include amounts owned personally by affiliates of RMB Managers, LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2012, all filing requirements were timely satisfied except that Robert P. Gasparini filed a late Form 4 with respect to the sale of common stock from three (3) dates in the years ended December 31, 2012 and 2011.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Executive and Director Compensation” section beginning on page 13, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

If this proposal is approved, our stockholders will be approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

The compensation paid to our named executive officers will be considered approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. This Proposal 2 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 2.

Board Recommendation

The Board unanimously recommends a vote “FOR” this Proposal 2.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Proposal

As described in Proposal 2 above, our stockholders are being provided the opportunity to cast a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two (2) years or every three (3) years beginning with the 2014 annual meeting of stockholders or the stockholders may choose to abstain.

After careful consideration, our Board recommends that the advisory vote by our stockholders on executive compensation be held every three (3) years.

In formulating its recommendation, our Board believes that giving our stockholders the right to cast an advisory vote on the compensation of our named executive officers every three (3) years will be a good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with and direct input on our executive compensation philosophy, policies and practices. In addition, we believe that a triennial advisory vote reflects the appropriate time frame to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders, to develop and implement any adjustments to our executive compensation programs, and for stockholders to see and evaluate the Compensation Committee’s actions in context.

Although non-binding, our Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

Vote Required for Approval

If the majority of the votes cast by stockholders present in person or by proxy are cast in favor of a particular frequency alternative (whether every year, every two (2) years or every three (3) years), such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends a vote of “EVERY THREE (3) YEARS” for this Proposal 3.

PROPOSAL 4 – APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

Effective March 1, 2013, the Board of Directors approved an amendment and restatement to the Company’s existing Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance under the ESPP by 499,577 shares, subject to stockholder approval. There are currently 500,433 shares of the Company’s common stock reserved under the ESPP, of which approximately 43,620 shares are available for future purchases under the ESPP. Under the ESPP as amended, approximately 543,000 shares would be available for future purchases.

The ESPP provides employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Company common stock at a price below current market prices. Other than the increase in reserved shares described above, the amended ESSP continues to provide essentially the same substantive terms and provisions as the existing ESPP. It is the intention of the Company that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The following summary description of the Company’s Employee Stock Purchase Plan, as amended, is qualified in its entirety by reference to the amended ESPP, which is attached hereto as Appendix A.

Description of the Plan

Administration of the ESPP. Our Board has authority to administer, interpret and implement the terms of the ESPP. The Board may delegate its powers under the ESPP to a committee of the Board composed of at least two members, each of whom may qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and “outside director” in accordance with Section 162(m) of the Code. References to the Board herein will mean the committee as well. The Board will have the discretion to set the terms of each offering in accordance with the provisions of the ESPP, to designate any subsidiaries of the Company to participate in the ESPP, to make all determinations regarding the ESPP, including eligibility, and otherwise administer the ESPP.

Number of Authorized Shares. A total of 1,000,000 shares of our common stock will be reserved under the amended ESPP, of which 543,000 shares will be available for future purchases under the ESPP, subject to adjustment in the event of any significant change in our capitalization, such as a stock split, a combination or exchange or shares, or a stock dividend or other distribution.

Eligibility and Participation. All of our employees generally are eligible to participate in the ESPP. However, the Board may provide with respect to any offering that employees will not be eligible to participate in the offering if they are customarily employed by us or any participating subsidiary for less than twenty (20) hours per week or less than five (5) months in any calendar year. As of April 22, 2013, approximately 275 employees would be eligible to participate in the ESPP. The Board also may exclude from an offering period highly-compensated employees or employees who have not satisfied a minimum period of employment with us which may not exceed a period of two years. In addition, an employee may not be granted rights to purchase stock under our ESPP if such employee would:

•	immediately after any grant of purchase rights, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our capital stock; or

•	hold rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year.

Offering Periods. The ESPP provides for offering periods as short as one month or as long as twenty-seven (27) months. The Board may specify a maximum number of shares of common stock that any participant may purchase during an offering period. During each offering period, participants authorize payroll deductions on an after-tax basis from the participant’s base pay, subject to certain limits.

Exercise of Purchase Rights. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will not be less than ninety-five (95%) of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower. As of the Record Date, 2013, the closing price of a share of the Company’s common stock on the Nasdaq Capital Market was $4.02. Participants may withdraw from participation in the ESPP at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Amendment and Termination. The Board in its discretion may amend, suspend or terminate the ESPP at any time. Unless sooner terminated, the Plan will terminate at the earlier of the time that all of the shares reserved under the ESPP have been issued under the terms of the ESPP or March 1, 2023, the tenth (10th) anniversary of the effective date of the ESPP as amended and restated. Notwithstanding the foregoing, no amendment or termination may adversely affect any outstanding rights to purchase stock under our ESPP.

Benefits Under ESPP. Benefits to be received by participants under the ESPP, including our executive officers, are not currently determinable because participation in the ESPP is voluntary and the benefits are subject to the market price of the common stock at future dates.

Federal Income Tax Considerations

THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the ESPP, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the ESPP.

The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two (2) years after the first day of the applicable offering period or one (1) year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

The Company will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.

Vote Required for Approval

The amendment to our ESPP will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. If the stockholders do not approve the amendment of the ESPP, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and our stockholders. The proposal to approve the Plan Amendment is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 4.

Board Recommendation

The Board unanimously recommends a vote “FOR” approval of this Proposal 4.

PROPOSAL 5 – AMENDMENT OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The Company currently maintains the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as most recently amended and restated March 3, 2009 (the “Current Plan”). The Board of Directors believes that the Current Plan has been effective in attracting and retaining highly-qualified employees and other key contributors to the Company’s business, and that the awards granted under the Current Plan have provided an incentive that aligns the economic interests of plan participants with those of our stockholders. The Compensation Committee of the Board (the “Committee”) has reviewed the Current Plan to determine whether it remains a flexible and effective source of incentive compensation in terms of the number of shares of stock available for awards and in terms of its design, as well as whether it generally conforms with best practices in today’s business environment.

Based on its review, the Committee recommended that the Current Plan be amended and restated to:

•	add 500,000 shares of the Company’s stock to the reserve available for new awards;

•	update the annual individual award limits to reflect changes in the Company’s market capitalization and better manage deductibility of performance-based awards granted under the Plan;

•	add “clawback” provisions requiring repayment of certain awards in the event of a financial restatement of the Company due to material noncompliance with applicable reporting standards; and

•	update and streamline certain administrative practices.

Accordingly, the Board of Directors approved, and recommends that the Company’s stockholders approve, the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as amended and restated effective April 16, 2013 (the “Restated Plan”). Upon approval of the Restated Plan by the Company’s stockholders, the Restated Plan will replace the Current Plan and no new awards will be made under the terms of the Current Plan. However, any outstanding awards previously granted under the Current Plan will continue in effect after approval of the Restated Plan and will not be deemed amended or modified by the adoption and approval of the Restated Plan. If the Restated Plan is not approved by the Company’s stockholders, the Current Plan will remain in effect according to its terms and the Company may continue to grant awards under that plan.

Stockholder approval of the Restated Plan also is desired to ensure the tax deductibility by the Company of certain performance-based awards granted under the Restated Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet applicable NASDAQ listing requirements.

The material features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Restated Plan, the full text of which is set forth as Appendix B to this proxy statement.

Administration

The Restated Plan is administered by the Committee. Subject to the express provisions of the Restated Plan, the Committee has the authority, in its discretion, to interpret the Restated Plan, establish rules and regulations for its operation, select eligible individuals to receive awards and determine the form and amount and other terms and conditions of such awards.

Summary of Award Terms and Conditions

Awards under the Restated Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, stock bonus awards, deferred stock awards and other stock-based awards.

Stock Options

The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“nonqualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee and will be reflected in a written award agreement or notice.

The exercise price for stock options will be determined by the Committee in its discretion, but with respect to incentive stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On April 22, 2013, the market price per share of the Company’s common stock was $4.02 based on the closing price of the common stock on the NASDAQ Capital Market on such date.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten (10) years from the date of grant, except that in the case of incentive stock options granted to a holder of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five (5) years. The Restated Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

The Committee may grant to a participant an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the stock appreciation right exercise price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The terms and conditions of awards of stock appreciation rights, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee and will be reflected in a written award agreement or notice.

The exercise price for a stock appreciation right will be determined by the Committee in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Committee that may not exceed ten (10) years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Company stock or a combination of cash and stock.

Restricted Stock

The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The terms and conditions of restricted share awards are determined by the Committee and will be reflected in a written award agreement or notice.

Stock Bonus Awards

The Committee may award to a participant shares of common stock in the form of a stock bonus award that are not subject to any restrictions or forfeiture requirements. The terms and conditions of stock bonus awards are determined by the Committee and will be reflected in a written award agreement or notice.

Deferred Stock Awards

The Committee may award to a participant deferred stock awards representing the right to receive shares of common stock (or the value of such shares) in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives. The terms and conditions of deferred stock awards are determined by the Committee and will be reflected in a written award agreement or notice.

Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, stock appreciation rights, restricted shares, stock bonus awards or deferred stock awards. Such awards may include stock purchase rights, phantom stock arrangements or awards valued in whole or in part by reference to the Company’s common stock. The terms and conditions of each other stock-based award will be determined by the Committee and will be reflected in a written award agreement or notice. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Performance Goals

With respect to any Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Award shall be subject to the attainment of one or more preestablished performance objectives which shall relate to corporate, subsidiary, division, group or unit performance based on one or more of the following measures:

•	Gross revenue

•	Earnings per share or ratios of earnings to equity or assets

•	Net profits

•	Stock price

•	Market share

•	Sales

•	Costs

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward and may grant awards that do not qualify as performance-based compensation.

Effect of a Change in Control or Similar Corporate Transactions

In the event of a merger, reorganization or consolidation between the Company and another person or entity (other than an affiliate) resulting in the Company’s stockholders prior to the transaction holding less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or in the event of a sale of substantially all of the Company’s assets, outstanding awards will be subject to the specific terms as may be set forth in the applicable award agreement, which may include assumption or substitution of such awards with equivalent awards, accelerated vesting, or settlement in cash or cash equivalents.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, non-employee director or consultant of the Company or any of its participating subsidiaries. While the selection of participants is within the discretion of the Committee, it is currently expected that participants will be primarily [officers and key senior level employees, as well as non-employee directors of the Company]. It is presently contemplated that approximately 275 persons will be eligible to receive awards under the Restated Plan.

The maximum awards that can be granted under the Restated Plan to a single participant in any 12-month period in the form of options or stock appreciation rights may not exceed 500,000 shares. In addition, to the extent such awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum awards that can be granted under the Restated Plan to a single participant in any 12-month period in the form of restricted shares, stock bonus awards, deferred stock awards or other stock-based awards is 500,000 shares.

Awards Granted under the Restated Plan

The future amounts that will be received by participants under the Restated Plan are not determinable. The stock awards granted to the Company’s named executive officers under the Current Plan and outstanding as of December 31, 2012 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive and Director Compensation.” As of April 22, 2013, (i) the Company’s executive officers as a group (6 officers) held outstanding stock option grants for 2,750,500 shares, (ii) the Company’s non-employee directors as a group (1 director) held outstanding stock option grants for 400,000 shares, and (iii) our employees other than our executive officers (66 employees) held outstanding stock option grants for 2,557,299 shares.

Shares Subject to the Restated Plan

The number of shares of the Company’s common stock reserved for issuance with respect to awards under the Current Plan is 6,500,000, of which approximately 525,895 shares remain available for new awards. The Board has authorized, subject to stockholder approval, an additional 500,000 shares of the Company’s common stock to be available for new awards under the Restated Plan, so that the aggregate number of shares reserved for issuance under the Restated Plan is 7,000,000 with approximately 1,025,895 shares being available for new awards.

Shares of common stock underlying awards granted under the Restated Plan or the Current Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the Restated Plan. In addition, shares of stock that are surrendered to or withheld by us in payment or satisfaction of the exercise price of an award or any tax withholding obligation with respect to an award will be available for future grants. Shares to be issued under the Restated Plan will be authorized but unissued shares of common stock or shares of stock reacquired by the Company.

Anti-Dilution Protections

In the event of a change in the outstanding shares of Company common stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other similar event, the Committee is empowered to make appropriate and equitable adjustments to (i) the number and kind of shares of stock available under the Restated Plan, (ii) the number and kind of shares of stock subject to outstanding awards, (iii) the per-share exercise or other purchase price under any outstanding award, and (iv) the annual award or other maximum award limits applicable under the Restated Plan.

Clawback Provisions

The Restated Plan provides that in the event of a restatement of the Company’s financials due to material noncompliance with any financial reporting requirements under the law, a participant will be required to reimburse the Company for any amounts earned or payable in connection with an incentive award under the plan to the extent required by law and any applicable Company policies.

Amendment and Termination

The Board may suspend, terminate, modify or amend the Restated Plan, provided that any amendment that would (i) increase the aggregate number of shares of stock which may be issued under the Restated Plan, (ii) change the method of determining the exercise price of option awards, or (iii) materially modify the eligibility requirements for the Restated Plan, will be subject to the approval of the Company’s stockholders, except for modifications or adjustments relating to the anti-dilution protection described above. The Board expressly reserves the right under the Restated Plan to approve, without obtaining stockholder approval, a cancellation and reissuance or other exchange of an outstanding option or stock appreciation right, the amendment of any option or stock appreciation right to lower the exercise price, or any other amendment, adjustment or action taken with respect to an outstanding option or stock appreciation right that constitutes a repricing under any applicable rule of any stock exchange which lists the Company’s common stock. Any such exchange, amendment, adjustment or action constituting a repricing must be approved by at least a two-thirds (2/3) majority of the non-employee, independent members of the Board.

In addition, no suspension, termination, modification or amendment of the Restated Plan may terminate a participant’s existing award or materially and adversely affect a participant’s rights under such award without the participant’s consent. However, these provisions do not limit the Board’s authority to amend or revise the Restated Plan to comply with applicable laws or governmental regulations.

Federal Income Tax Consequences

THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF AWARDS UNDER THE RESTATED PLAN ARE AS DESCRIBED BELOW. THE FOLLOWING INFORMATION IS ONLY A SUMMARY OF THE TAX CONSEQUENCES OF THE AWARDS, AND PARTICIPANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES INHERENT IN THE OWNERSHIP OR EXERCISE OF THE AWARDS, AND THE OWNERSHIP AND DISPOSITION OF ANY UNDERLYING SECURITIES.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes on either the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option by the participant (the required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the lesser of (1) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (2) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the exercise price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the exercise price is, however, includable in the participant’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Restated Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares, subject to certain limits on the deductibility of compensation under the Code. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (i) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise), and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within thirty (30) days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Deferred Stock Awards. A participant will normally not recognize taxable income upon grant of a deferred stock award, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the underlying shares or settlement of the award, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock or other value received and the Company will be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Stock Bonus Awards and Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of stock bonus awards or other stock-based awards under the Restated Plan unless and until the conditions and requirements for the grants have been satisfied and the payment determined. Once subject to tax, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code.

Effective Date

The Restated Plan will be effective as of April 16, 2013, if approved by the stockholders of the Company. If not approved by the stockholders, no awards will be made under the Restated Plan and the Current Plan will continue in effect, subject to its existing terms and conditions. Following approval, the Restated Plan will be effective for a period of ten (10) years, unless terminated earlier by the Board.

Vote Required for Approval

The amendment to our Employee Stock Purchase Plan will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. The proposal to approve the Restated Plan is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 5. If the stockholders do not approve the Restated Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

Board Recommendation

The Board unanimously recommends a vote “FOR” approval of this Proposal 5.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, regarding the number of shares of Company common stock that may be issued under the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,627,216	$0.92	559,163
Equity compensation plans not approved by security holders	2,425,000	$1.35	—
Total	7,052,216	$1.07	559,163

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2014 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 31, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within thirty (30) days of June 6, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2013 Annual Meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

TRANSACTIONS WITH RELATED PERSONS

Consulting Agreement

During 2012 and 2011, Steven Jones, a director of the Company, earned $207,500 and $198,334, respectively, for various consulting work performed in connection with his duties as Executive Vice President of Finance. Mr. Jones also earned $80,000 and $55,000 in corporate bonuses related to his consulting work in 2012 and 2011. Mr. Jones is a member of the Board of Directors Compliance Committee and was a member of the Compensation Committee through May of 2011.

On May 3, 2010, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven Jones whereby Mr. Jones would continue to provide consulting services to the Company in the capacity of Executive Vice President of Finance. The Consulting Agreement has an initial term from May 3, 2010 through April 30, 2013, which initial term automatically renews for additional one (1) year periods unless either party provides notice of termination at least three (3) months prior to the expiration of the initial term or any renewal term. In addition, the Company has the right to terminate the Consulting Agreement by giving written notice to Mr. Jones one (1) year prior to the effective date of termination. Mr. Jones has the right to terminate the Consulting Agreement by giving written notice to the Company three (3) months prior to the proposed termination date, provided, however, the Mr. Jones is required to provide an additional three (3) months of transition services to the Company upon reasonable request by the Company. The Consulting Agreement specifies an annual base retainer compensation of $180,000 per year, which was subsequently increased to $200,000 per year in February 2011 and to $210,000 per year in April 2012. In January 2013 Mr. Jones annual retainer was increased to $250,000 per year. Mr. Jones is also eligible to receive an annual cash bonus based on the achievement of certain performance metrics with a target of thirty percent (30%) of his base retainer. Such bonus is eligible to be increased to up to 150% of the target bonus in any fiscal year in which he meets certain performance thresholds established by the our Chief Executive Officer and approved by the Board of Directors.

The Company also agreed that it would issue to Mr. Jones a warrant to purchase 450,000 shares of the Company’s common stock. The warrant has a seven year term, an exercise price of $1.50 per share, the ability to do a cashless net exercise, and a vesting schedule as follows:

i)	225,000 of such warrant shares vested immediately which included recognition for cumulative achievements for the Company by Mr. Jones; and

ii)	112,500 of such warrant shares vest according to the passage of time, with 4,687 warrant shares vesting on the last day of each calendar month for twenty-three (23) months, beginning with the month ended May 31, 2011 and continuing until the month ending March 31, 2012 and 4,699 warrant shares vest on April 30, 2012 so long as Mr. Jones continues to provide services to the Company pursuant to this Agreement or any successor agreement.

iii)	112,500 of such warrant shares vested based on the Company meeting certain financial goals.

As of December 31, 2012 all 450,000 warrants were fully vested.

The Consulting Agreement also provides that the vesting schedule of such warrant shall also specify that any unvested warrant shares shall vest upon the occurrence of a change of control.

Sale of Securities

Between January 10, 2011 and January 12, 2011, the Company entered into subscription agreements with certain investors (the “Investors”) pursuant to which the Company has sold to the Investors an aggregate of 2,001,667 shares of our common stock, at a price of $1.50 per share (the “Common Stock Financing”). In connection with the Common Stock Financing, we also entered into registration rights agreements with the Investors.

The Investors included, among others, (i) the Douglas M. VanOort Living Trust (of which Douglas VanOort, Chief Executive Officer and Chairman of the Board, is affiliated), (ii) the Steven and Carisa Jones Defined Benefit Pension Plan & Trust (of which Steven Jones, Executive Vice President – Finance and a director of the Company, is affiliated), (iii) The George A. Cardoza Family Trust (of which George Cardoza, the Company’s Chief Financial Officer, is affiliated), (iv) Mark W. Smits (who was previously the Company’s Vice President of Sales and Marketing) and (v) Kevin C. Johnson (who is a director of the Company).

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investor Relations section of our website at www.neogenomics.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2013 Annual Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report for the year ended December 31, 2012 filed by the Company with the SEC and the Company’s Current Reports on Form 8-K filed with the SEC since December 31, 2012 are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to NeoGenomics, Inc., Attention: Investor Relations, 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at www.neogenomics.com.

FORM 10-K ANNUAL REPORT TO STOCKHOLDERS

On February 21, 2013, the Company filed with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. We have enclosed the Annual Report with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2012, along with other financial information and management discussion which we urge you to read carefully.

You can also obtain, free of charge, a copy of our Annual Report by:

•	writing to:

NeoGenomics, Inc.

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913,

Attention: Jerome Dvonch, Corporate Secretary

•	telephoning us at: (866) 776-5907.

You can obtain a copy of our Annual Report and other periodic filings that we make with the SEC at www.neogenomics.com or from the SEC’s EDGAR database at http://www.sec.gov.

2013 ANNUAL MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto may be found on our website at www.neogenomics.com. We intend to publish final results from the 2013 Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the 2013 Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Proxy Statement is being delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913, Attention: Jerome Dvonch, Corporate Secretary

APPENDIX A – Employee Stock Purchase Plan, as amended pursuant to Proposal 4

NEOGENOMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Originally Effective October 31, 2006

As Amended and Restated April 16, 2013

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Calculation Date” means the last day of each fiscal year of the Company.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended.

(e) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(f) “Company” means Neogenomics, Inc., a Nevada corporation.

(g) “Director” means a member of the Board.

(h) “Earnings” means, unless otherwise defined with respect to a particular Offering, an Employee’s wages, salary and other taxable cash compensation from the Company or an Affiliate, as applicable.

(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(k) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any applicable date: (i) if the Shares are listed on a national securities exchange, the closing price, regular way, of a Share on such exchange on such date or if no sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the

Shares are not listed for trading on a national securities exchange, the closing bid price as reported by The Nasdaq Capital Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or (iii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on The Nasdaq Capital Market (if applicable), the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”) Electronic Bulletin Board, as the case may be; or (iv) if the Shares are not listed for trading on a national securities exchange, are not authorized for quotation on The Nasdaq Capital Market and are not published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, the fair market value of the Shares as determined in good faith under procedures established by the Board which determination shall be final and binding on all Participants.

(n) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(o) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(r) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(s) “Plan” means this Employee Stock Purchase Plan, as it may be amended from time to time.

(t) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(u) “Right” means an option to purchase Shares granted pursuant to the Plan.

(v) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(w) “Securities Act” means the United States Securities Act of 1933, as amended.

(x) “Share” means a share of the common stock of the Company.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 1,000,000 shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless the Committee provides otherwise with respect to a particular Offering, the Offering period shall be monthly.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of an Affiliate. Unless otherwise provided as set forth below with respect to a particular Offering, all Employees of the Company shall be eligible to participate in any Offering:

(i) Except as provided in subsection 6(b), the Board may provide in an Offering that an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require in the Offering, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

(ii) The Board may provide in an Offering that Employees whose customary employment is twenty (20) hours or less per week shall not be eligible to participate.

(iii) The Board may provide in an Offering that Employees whose customary employment is for not more than five (5) months in any calendar year shall not be eligible to participate.

(iv) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the purchase price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) unless a different percentage is designated by the Board with respect to a particular Offering, with a percentage not exceeding ten percent (10.0%) of such Employee’s Earnings during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering, and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering. Unless the Board provides otherwise with respect to a particular Offering, the Purchase Date shall be the last business day of the applicable Offering period.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to ninety-five percent (95%) of the Fair Market Value of the Shares on the Offering Date; or

(ii) an amount equal to ninety-five percent (95%) of the Fair Market Value of the Shares on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions.

To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the

Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately and equitably adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subsection 4(a), and the outstanding Rights will be appropriately and equitably adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Stockholders in the transaction described in this subsection 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion, such Rights may continue in full force and effect, the Offering may be terminated and accumulated payroll deductions refunded to the Participants, or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) may be used to purchase Shares immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan originally received shareholder approval and was approved by the board of directors on October 31, 2006. The Plan as amended and restated herein was approved by the board of directors to be effective as of April 1, 2013, subject to approval of the Company’s shareholders in accordance with Section 423(b)(2) of the Code.

18.	GOVERNING LAW.

The law of State of Nevada, other than the conflict of laws provisions thereof, shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

APPENDIX B – Amended and Restated Equity Incentive Plan, as amended pursuant to Proposal 5

NEOGENOMICS, INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

Amended and Restated Effective As Of:

April 16, 2013

Section 1. Purpose. This NeoGenomics, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) is hereby established by NeoGenomics, Inc. a Nevada corporation (the “Company”), which amends and restates the NeoGenomics, Inc. Equity Incentive Plan, originally effective as of October 14, 2003, and amended and restated effective as of October 31, 2006 and March 3, 2009, to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value. The Plan provides for the Award of equity incentives to those employees, directors, or officers of, or key advisers or consultants to, the Company or any of its Subsidiaries who are responsible for or contribute to the management, growth or success of the Company or any of its Subsidiaries. The Plan, as amended and restated herein, was approved by the Company’s Board of Directors on April 16, 2013.

Section 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1 “Act” shall have the meaning provided in Section 13 of the Plan.

2.2 “Award” shall have the meaning provided in Section 3 of the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall have the meaning provided in Section 3 of the Plan.

2.6 “Common Stock” means the common stock, $0.001 par value, of the Company.

2.7 “Company” shall have the meaning provided in Section 1 of the Plan.

2.8 “Deferred Stock Award” means an award of shares of Common Stock pursuant to Section 10.

2.9 “Disability” means (i) as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and (ii) for all other purposes, shall have the meaning given that term by the group disability insurance, if any, maintained by the Company for its employees or otherwise shall mean the complete inability of the Participant, with or without a reasonable accommodation, to perform his or her duties with the Company or any Subsidiary on a full-time basis as a result of physical or mental illness or personal injury he or she has incurred, as determined by an independent physician selected with the approval of the Company or any Subsidiary and the Participant.

2.10 “Effective Date” shall have the meaning provided in Section 26 of the Plan.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” of the Common Stock means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the trading day immediately preceding the applicable date; (ii) if there are no reported sales of the Common Stock or if sales prices are not regularly reported for the Common Stock for the day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading on the trading day immediately preceding the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder). For purposes of this definition, when determining the Fair Market Value for the grant of an Award, “applicable date” means the date of grant of the Award.

2.13 “Immediate Family” shall have the meaning provided in Section 20 of the Plan.

2.14 “Incentive Stock Option” means a stock option granted under the Plan which is an “incentive stock option” within the meaning of Section 422 of the Code.

2.15 “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

2.16 “Other Stock-Based Award” means awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Bonus Awards, and Deferred Stock Awards) denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock and granted pursuant to Section 11.

2.17 “Outside Director” means a member of the Board who is not employed by the Company or any Subsidiary.

2.18 “Parent Company” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option or other award, each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

2.19 “Participant” shall mean any employee, director or officer of, or key adviser or consultant to, the Company or any Subsidiary to whom an Award is granted under the Plan.

2.20 “Plan” shall have the meaning provided in Section 1 of the Plan.

2.21 “Stock Appreciation Right” means an award made pursuant to Section 7.

2.22 “Stock Bonus Award” means an award made pursuant to Section 9.

2.23 “Stock Option” means any option to purchase shares of Common Stock granted pursuant to Section 6.

2.24 “Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.25 “Transaction” shall have the meaning provided in Section 35 of the Plan.

Section 3. Administration. The Plan shall be administered by the Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time for the purpose of administering this Plan, and consisting of two or more members of the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto, and an “independent director” as defined under the rules of any stock exchange on which the Common Stock is regularly traded and in accordance with rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act. For purposes of the Plan, the Board acting in this capacity or the Compensation Committee described in the preceding sentence shall be referred to as the “Committee”. The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Stock Bonus Awards, (v) Deferred Stock Awards, (vi) Other Stock-Based Awards, or (vii) any combination of the foregoing (collectively referred to as “Awards”).

The Committee shall have authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom Awards shall be made under the Plan; to determine whether and to what extent Awards shall be made under the Plan; to determine the types of Award to be made and the amount, size, terms and conditions of each such Award; to determine the time when the Awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration and interpretation of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or Awards, or may amend the Plan to provide for such grants or Awards, without satisfying the requirements of Section 162(m) of the Code.

Notwithstanding anything in the Plan to the contrary, the Committee also shall have authority in its sole discretion to vary the terms of the Plan to the extent necessary to comply with foreign, federal, state or local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

The Committee intends that all Options granted under the Plan not be considered to provide for the deferral of compensation under Section 409A of the Code and that any other Award that does provide for such deferral of compensation shall comply with the requirements of Section 409A of the Code and, accordingly, this Plan shall be so administered and construed. Further, the Committee may modify the Plan and any Award to the extent necessary to fulfill this intent.

Section 4. Common Stock Subject to the Plan.

4.1 Share Reserve. Subject to adjustment as provided in Section 22, the maximum aggregate number of shares of Common Stock reserved and available for issuance under the Plan shall be 7,000,000 shares of Common Stock, of which 5,974,105 shares of Common Stock are subject to outstanding Awards as of the Effective Date. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

4.2 Source of Shares. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine. Except as otherwise provided herein, any shares subject to an option or right granted or awarded under the Plan which for any reason expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an Award under the Plan is settled in cash or the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan and shall again become eligible for issuance under the Plan. If the exercise price of any Stock Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (whether by actual delivery or by attestation and whether or not such surrendered shares were acquired pursuant to any

Award granted under the Plan), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. No Awards may be granted following the termination or expiration of the Plan (in accordance with Section 23 of the Plan).

4.3 Code Section 162(m) Limitation. The total number of shares of Common Stock for which Stock Options and Stock Appreciation Rights may be granted to any employee during any 12 month period shall not exceed 500,000 shares in the aggregate (as adjusted pursuant to Section 22). The total number of shares of Common Stock for which Restricted Stock Awards, Deferred Stock Awards, Stock Bonus Awards and Other Stock-Based Awards that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any employee during any twelve month period shall not exceed 500,000 shares in the aggregate (as adjusted pursuant to Section 22). This Section 4.3 shall not become applicable until such time as the Company becomes subject to the reporting obligations of Section 12 of the Exchange Act.

Section 5. Eligibility to Receive Awards. An Award may be granted to any employee, director, or officer of, or key adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and, unless otherwise approved by the Committee, such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities. Subject to the preceding sentence, the Committee shall have the sole authority to select the persons to whom an Award is to be granted hereunder and to determine what type of Award is to be granted to each such person. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Only employees of the Company or any Parent Company or Subsidiary of the Company are eligible to receive Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other Awards granted under the Plan. The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written Stock Option agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms and conditions of the Stock Option. The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder. The Stock Option agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

6.1 Type of Option. Each Stock Option agreement shall designate the Stock Option represented thereby as intended to be an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

6.2 Option Price. The Incentive Stock Option exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an employee referred to in Section 6.8(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. The Non-Qualified Stock Option exercise price shall be fixed by the Committee and may be equal to, subject to compliance with Section 409A of the Code if applicable, more than or less than 100% of the Fair Market Value of the shares of Common Stock subject to the Non-Qualified Stock Option at the time the Stock Option is granted, but in no event less than the par value of the Common Stock.

6.3 Exercise Term. Each Stock Option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.8(ii) below, such term shall in no event exceed five years from the date on which such Incentive Stock Option is granted). The Committee shall have the power to permit an acceleration of previously established exercise period or periods upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

6.4 Payment for Shares. A Stock Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company. The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, or (ii) in any other form of legal consideration as provided for under the terms of the Stock Option. No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above. However, Participant shall have no rights as a stockholder prior to such time at which certificates representing such Common Stock have been delivered to the Participant. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Common Stock is issued, except as provided in Section 22 of the Plan. Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

6.5 Rights upon Termination. Except as otherwise set forth in the Participant’s Stock Option agreement, in the event that a Participant’s service with the Company or any Subsidiary, whether as an employee, officer, director, adviser or consultant, terminates for any reason, other than due to the Participant’s death or Disability, any rights of the Participant under any Stock Option shall immediately terminate; provided, however, that the Participant (or any successor or legal representative) shall have the right to exercise the Stock Option to the extent that the Stock Option was exercisable at the time of termination, until the earlier of (i) the date that is three months after the effective date of such termination, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Option.

Except as otherwise set forth in the Participant’s Stock Option agreement, in the event that a Participant’s service terminates because such Participant dies or suffers a Disability prior to the expiration of the Stock Option and without the Participant’s having fully exercised the Stock Option, the Participant or his or her successor or legal representative shall be fully vested in the Stock Option and shall have the right to exercise the Stock Option within the next 12 months following such termination, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the term of the Stock Option.

6.6 Exercise of Unvested Options. The Stock Option agreement may, but need not, include a provision whereby the Participant may elect at any time before the Participant’s termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option. Without limiting the generality of the foregoing, the Committee may provide that if the Stock Option is exercised prior to having fully vested, shares issued upon such exercise shall remain subject to vesting at the same rate as under the Stock Option so exercised and shall be subject to a right, but not an obligation, of repurchase by the Company with respect to all unvested Shares (including any securities issued with respect to such shares in accordance with Section 22 of the Plan) or to any other restriction the Committee determines to be appropriate. For purposes of facilitating the enforcement of any such right of repurchase, at the request of the Committee, the Participant shall enter into joint escrow instructions with the Company and deliver each certificate for his or her unvested shares of Common Stock with a stock power, duly endorsed in blank. The Company’s rights under this Section 6.6 shall be freely assignable, in whole or in part.

6.7 This Section intentionally left blank.

6.8 Special Incentive Stock Option Rules. Notwithstanding the foregoing, in the case of an Incentive Stock Option, each Stock Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

(i) To the extent that the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries and Parent Company) become exercisable for the first time by any person in any calendar year, exceeds maximum annual limitation described in Section 422(d) of the Code (which amount is $100,000 as of the Effective Date), such Stock Options shall be treated as Non-Qualified Stock Options.

(ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Parent Company or Subsidiary unless at the time such Incentive Stock Option is granted the Stock Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

Section 7. Stock Appreciation Rights. Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock. The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

7.1 Award. Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an Award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Common Stock at the time the right is granted. Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine. In the event of the exercise of a Stock Appreciation Right that is fully or partially settled in shares of Common Stock, the number of shares reserved for issuance under this Plan shall be reduced by the number of shares issued upon exercise of the Stock Appreciation Right.

7.2 Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

7.3 Rights upon Termination. Except as otherwise set forth in the Participant’s Stock Appreciation Rights agreement, in the event that a Participant’s service with the Company or any Subsidiary, whether as an employee, officer, director, adviser or consultant terminates for any reason, other than due to the Participant’s death or Disability, any rights of the Participant under any Stock Appreciation Right shall immediately terminate; provided, however, the Participant (or any successor or legal representative) shall have the right to exercise the

Stock Appreciation Right to the extent that the Stock Appreciation Right was exercisable at the time of termination, until the earlier of (i) the date that is three months after the effective date of such termination, or such other date as determined by the Committee in its sole discretion, or (ii) the expiration of the term of the Stock Appreciation Right.

In the event that a Participant’s service terminates because such Participant dies or suffers a Disability prior to the expiration of his or her Stock Appreciation Right and without having fully exercised his or her Stock Appreciation Right, the Participant or his or her successor or legal representative shall be fully vested in the Stock Appreciation Right and shall have the right to exercise any Stock Appreciation Right within the next 12 months following such event, or such other period as determined by the Committee in its sole discretion, but not later than the expiration of the Stock Appreciation Right.

Section 8. Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer (“Restricted Stock”) and subject to a substantial risk of forfeiture. The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

8.1 Vesting Period. Restricted Stock Awards shall be subject to the restrictions described in the preceding paragraph over such vesting period as the Committee determines. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any Participant may also be subject to certain conditions with respect to attainment of one or more preestablished performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such objectives may be adjusted by the Committee in its sole discretion; provided, to the extent the Committee deems it necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such objectives may only be adjusted by the Committee to the extent permitted by Section 162(m) of the Code.

8.2 Restriction upon Transfer. Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the vesting period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares, until such time as the Participant disposes of the shares or forfeits the shares pursuant to the agreement relating to the Restricted Stock Award.

8.3 Certificates. Any stock certificate issued in respect of shares awarded to a Participant shall be registered in the name of the Participant and deposited with the Company, or its designee, and shall bear the following legend:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NEOGENOMICS, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED, AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND NEOGENOMICS, INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE OBTAINED ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF NEOGENOMICS, INC.”

Each Participant, as a condition of any Restricted Stock Award, shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

Section 9. Stock Bonus Awards. Stock Bonus Awards shall consist of awards of shares of Common Stock. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, the Committee may, in its sole discretion, grant a Stock Bonus Award based upon corporate, division, subsidiary, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs or, with respect to Participants not subject to Section 162(m) of the Code, such other measures or standards determined by the Committee in its discretion. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted; provided, to the extent the Committee deems it necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such performance objectives may only be adjusted by the Committee to the extent permitted by Section 162(m) of the Code.

The terms and conditions of each Stock Bonus Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. In addition to any applicable performance goals, shares of Common Stock subject to a Stock Bonus Award may be: (i) subject to additional restrictions (including, without limitation, restrictions on transfer) or (ii) granted directly to a person free of any restrictions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

Section 10. Deferred Stock Awards. Deferred Stock Awards under the Plan shall entitle Participants to future payments of shares of Common Stock (or, in the discretion of the Committee, the cash value of a share of Common Stock) upon the expiration of a specified period of time (“Deferral Period”) and upon the satisfaction of certain conditions during the Deferral Period. The terms and conditions of each Deferred Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

10.1 Vesting Period. Upon the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 10.2 below, where applicable) with respect to each Deferred Stock Award and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock Award shall become vested in accordance with the terms of the agreement relating to the Deferred Stock Award. To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Deferred Stock Awards to any Participant may also be subject to certain conditions with respect to attainment of one or more pre-established performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratios of earnings to equity or assets, net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted by the Committee in its sole discretion; provided, to the extent the Committee deems it necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such performance objectives may only be adjusted by the Committee to the extent permitted by Section 162(m) of the Code. The Participant shall not be a stockholder with respect to any shares subject to a Deferred Stock Award until such shares vest and are issued to the Participant in accordance with the terms of the Deferred Stock Award agreement.

10.2 Additional Deferral Period. A Participant may request to defer (and, based thereon, the Committee may at any time defer) the receipt of all or any part of a Deferred Stock Award for an additional specified period or until a specified event (“Additional Deferral Period”). Except as otherwise agreed to by the Committee, the terms of any such additional deferral request shall be subject to the requirements of Section 409A of the Code and the regulations thereunder.

Section 11. Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law and this Plan, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under the Plan or any other plan of the Company. The terms and conditions of each Other Stock-Based Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.

To the extent the Committee deems it necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Other Stock-Based Awards to any Participant may also be subject to certain conditions with respect to attainment of one or more pre-established performance objectives which shall relate to corporate, subsidiary, division, group or unit performance in terms of growth in gross revenue, earnings per share or ratio of earnings to equity or assets, net profits, stock price, market share, sales or costs. In order to take into account unforeseen events or changes in circumstances, such performance objectives may be adjusted; provided, to the extent the Committee deems it necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, such performance objectives may only be adjusted by the Committee to the extent permitted by Section 162(m) of the Code.

Section 12. Loans. The Committee may, subject to the Sarbanes-Oxley Act of 2002 and otherwise in its sole discretion and to further the purpose of the Plan, provide for loans to persons in connection with all or any part of an Award under the Plan. Any loan made pursuant to this Section 12 shall be evidenced by a loan agreement, promissory note or other instrument in such form and which shall contain such terms and conditions (including without limitation, provisions for interest, payment, schedules, collateral, forgiveness, acceleration of such loans or parts thereof or acceleration in the event of termination) as the Committee shall prescribe from time to time. Notwithstanding the foregoing, each loan shall comply with all applicable laws, regulations and rules of any governmental agency having jurisdiction.

Section 13. Securities Law Requirements. No shares of Common Stock shall be issued upon the exercise or payment of any Award unless and until:

(i) The shares of Common Stock underlying the Award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

(ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

(iii) The Company has determined that any other applicable provision of state or Federal law, including without limitation applicable state securities laws, has been satisfied.

Section 14. Representations of Participant; Legends. Regardless of whether the offering and sale of shares of Common Stock has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.”

Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 14 shall be conclusive and binding on all persons.

The Company may, but shall not be obligated to, register or qualify the sale of shares under the Act or any other applicable law.

Section 15. Single or Multiple Agreements. Multiple forms of Awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 16. Rights of a Stockholder. The recipient of any Award under the Plan, unless otherwise expressly provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to him.

Section 17. No Right to Continue Employment or Service. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company, Parent Company or any Subsidiary in the capacity in effect at the time the Award was granted or shall affect the right of the Company, Parent Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company, Parent Company or any Subsidiary, if any or (iii) the service of a director pursuant to the Bylaws of the Company, Parent Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company, Parent Company or any Subsidiary is incorporated, as the case may be.

Section 18. Withholding. The Company’s obligations hereunder in connection with any Award shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (either through the surrender of already-owned shares of Common Stock that the Participant has held for the period required to avoid a charge to the Company’s reported earnings or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such Award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16 of the Exchange Act to pay his or her withholding tax in shares of Common Stock shall be subject to and must comply with the rules promulgated under Section 16 of the Exchange Act.

Section 19. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary or Parent Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary or Parent Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 20. Non-Assignability. No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. No Award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

However, the Participant, with the approval of the Committee, may transfer a Non-Qualified Stock Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The foregoing right to transfer a Non-Qualified Stock Option shall apply to the right to consent to amendments to the Stock Option agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Non-Qualified Stock Option. The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

At the request of the Participant and subject to the approval of the Committee, Common Stock purchased upon exercise of a Non-Qualified Stock Option may be issued or transferred into the name of the Participant and his or her spouse jointly with rights of survivorship.

Except as set forth above or in a Stock Option agreement, any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an Award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an Award under the Plan shall be null and void and without effect.

Section 21. Nonuniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 22. Adjustments. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate and equitable adjustments in (a) the aggregate number of shares of Common Stock (i) available for issuance under the Plan, (ii) for which grants or Awards may be made to any Participant or to any group of Participants (e.g.,

Outside Directors), (iii) which are available for issuance under Incentive Stock Options, (iv) covered by outstanding unexercised Awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding Awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding Awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, that the number of shares subject to any Award or grant always shall be a whole number.

Section 23. Termination and Amendment; Expiration. The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company, unless stockholder approval is required by applicable stock exchange or NASDAQ or other quotation system rules, applicable Code provisions, or other applicable laws or regulations. Notwithstanding the foregoing or any other provisions of the Plan, the Board expressly reserves the right to approve, without obtaining stockholder approval, a cancellation and reissuance or other exchange of an outstanding Option or Stock Appreciation Right, the amendment of any Option or Stock Appreciation Right to lower the exercise price, or any other amendment, adjustment or action taken with respect to an outstanding Option or Stock Appreciation Right that constitutes a repricing under any applicable rule of any stock exchange which lists Common Stock; provided, however, that any such exchange, amendment, adjustment or action constituting a repricing shall be approved by at least a two-thirds (2/3) majority of the non-employee, independent members of the Board. No amendment, termination or modification of the Plan shall affect any Award theretofore granted in any material adverse way without the consent of the recipient. Unless earlier terminated by the Board in accordance with this Section 23, the Plan will expire on the tenth anniversary of the Effective Date.

Section 24. Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

Section 25. Effect on Other Plans. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 26. Effective Date of the Plan. This Plan, as amended and restated herein, is effective as of April 16, 2013 (the “Effective Date”), subject to approval of the stockholders of the Company to the extent required by applicable Code provisions or other applicable law.

Section 27. Governing Law. This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflicts of law doctrine.

Section 28. Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.

Section 29. Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

Section 30. Modification of Awards. Within the limitations of the Plan and subject to Sections 22 and 35, the Committee may modify outstanding Awards or accept the cancellation of outstanding Awards for the granting of new Awards in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 22 or 35, no modification of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted under the Plan in any material adverse way without the affected Participant’s consent. For purposes of the preceding sentence, any modification to any of the following terms or conditions of an outstanding unexercised Award or grant shall be deemed to be a material modification: (i) the number of shares of Common Stock covered by such Award or grant, (ii) the exercise or other applicable price or Fair Market Value determination related to such Award or grant, (iii) the period of time within which the Award or grant vests and is exercisable and the terms and conditions of such vesting and exercise, (iv) the type of Award, and (v) the restrictions on transferability of the Award or grant and of any shares of Common Stock issued in connection with such Award or grant (including the Company’s right of repurchase, if any).

Section 31. No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any Award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 32. Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 33. Plan Provisions Control. The terms of the Plan govern all Awards granted under the Plan, and in no event will the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section 34. Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 35. Merger or Asset Sale. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or a Subsidiary or Parent Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with, and by the parties subject to, the Transaction for (x) the assumption of all outstanding Awards, or (y) the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate and equitable adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, or (z) the equitable settlement of such Awards in cash or cash equivalents (i.e., “cash out” provision), this Plan and all outstanding Awards granted hereunder, except with respect to specific Awards as the Committee otherwise determines, shall terminate. In the event of such termination, and to the extent applicable, each Participant shall be permitted to exercise prior to the anticipated effective date of the Transaction all outstanding Awards held by such Participant which are then vested and exercisable; provided, however, that the Participant may, but will not be required to, condition such exercise upon the effectiveness of the Transaction. In the Board’s sole discretion, the vesting and exercisability of all, or a specified portion of, outstanding Awards may be accelerated.

Section 36. Compliance with Section 409A. The Plan and Awards made under the Plan are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and the Plan and any Award agreements shall be interpreted in a manner consistent with such intent. In addition, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. All Awards granted under the Plan that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code (each, a “Section 409A Covered Award”) shall be paid in a manner intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 36. Notwithstanding anything in the Plan or in an Award agreement to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(i) A termination of service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or Award agreement, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (y) the date of the Participant’s death.

(ii) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(iii) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Section 409A of the Code, each installment shall be treated as a separate payment.

Section 37. Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board or Committee from time to time.

NEOGENOMICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

June 6, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of NeoGenomics, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 8, 2013, and hereby appoints Steven Jones, our Executive Vice President, Finance, and Jerome Dvonch, our Corporate Secretary, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NeoGenomics, Inc. to be held on June 6, 2013, at 10:00 am, local time, at 5001 Coconut Road, Bonita Springs, Florida 34134, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE 2013 ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2, 4, AND 5 AND “FOR EVERY THREE (3) YEARS” FOR PROPOSAL 3. AS DESCRIBED IN THE PROXY AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 4, AND 5 AND “FOR EVERY THREE (3) YEARS” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.

1. Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office for a one (1) year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified

FOR ALL THE DIRECTOR-NOMINEES	WITHHOLD AUTHORITY FOR ALL DIRECTORS	FOR ALL EXCEPT (See instructions below)
DIRECTOR-NOMINEES:
☐	☐	☐	☐	Douglas M. VanOort
			☐	Steven C. Jones
			☐	Michael T. Dent, M.D.
			☐	Kevin C. Johnson
			☐	Raymond R. Hipp
			☐	William J. Robison

INSTRUCTION: To withhold authority to vote for any individual director-nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2. Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. An advisory vote on the compensation paid to our named executive officers

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. An advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers

☐ FOR EVERY YEAR ☐ FOR EVERY 2 YEARS ☐ FOR EVERY 3 YEARS ☐ ABSTAIN

4. Proposal 4. Amendment of the Employee Stock Purchase Plan. To approve the amendment of our Employee Stock Purchase Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. Proposal 5. Approval of Amendment of the Amended and Restated Equity Incentive Plan. To approve the amendment of our Amended and Restated Equity incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

Please check here if you plan to attend the meeting.	☐

Date:

(Signature of Stockholder)

(Print Name)

(Signature of Stockholder)

(Print Name)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.